UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 18, 2014

COMVERSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35572	04-3398741

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

 200 Quannapowitt Parkway
Wakefield, MA
01880

(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (781) 246-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01           Changes in Registrant’s Certifying Accountant.

(a)	Previous Independent Registered Public Accounting Firm

On April 18, 2014, the Audit Committee of the Board of Directors (the “Committee”) of Comverse, Inc. (the “Company”) formally dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm effective as of that date.

Deloitte’s reports on the Company’s financial statements for the fiscal years ended January 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended January 31, 2014 and 2013 and through April 18, 2014, there was no “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

During the fiscal years ended January 31, 2014 and 2013 and through April 18, 2014, there was no “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed, during the audit of the Company’s financial statements for the fiscal year ended January 31, 2013, Deloitte advised the Company that there was a material weakness in internal control over financial reporting in the area of income taxes, as a result of not having adequate personnel with sufficient technical expertise to properly account for and disclose income taxes in accordance with U.S. generally accepted accounting principles and ineffective policies and procedures for the Company’s income tax provision.  This material weakness was subsequently remediated as of January 31, 2014.

The Company provided Deloitte with a copy of the above disclosure and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the statements contained above. Deloitte has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements, a copy of which is filed as Exhibit 16.1 herewith.

(b)	New Independent Registered Public Accounting Firm

On April 18, 2014, the Committee approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm subject to clearance of PwC’s internal acceptance process. On April 23, 2014, PwC confirmed that the acceptance process was complete and the Company formally engaged PwC as its independent registered public accounting firm.

The Committee’s decision was influenced by PwC’s quality and experience as an independent registered public accounting firm and the ability of PwC to timely meet the Company’s audit needs. The Company will request stockholder ratification of the appointment of PwC as the Company’s independent registered public accounting firm at its 2014 annual meeting of stockholders.

During the fiscal years ended January 31, 2014 and 2013, and through March 21, 2014, the Company consulted with PwC on the following matters:

(i) Whether the spin of the Company from Comverse Technology, Inc. should be accounted for as a spin or a reverse spin.  The transaction was accounted for as a spin;

(ii) Carve-out related accounting (including tax accounting) and financial reporting matters arising during the Company’s preparation of the carve-out financials of the Company;

(iii) Accounting for a new facility lease including the evaluation of the criteria for capital or operating lease treatment. The lease was accounted for as an operating lease; and

(iv) Preparation of a valuation supporting the Company’s goodwill impairment analysis.

The Company discussed all of the above matters with Deloitte who agreed with the Company’s accounting treatment.

Other than described above, neither the Company nor anyone acting on its behalf consulted with PwC on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by PwC that PwC concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement.”

Item 9.01           Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter of Deloitte & Touche LLP dated April 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMVERSE, INC.

Date: April 24, 2014	By:	/s/ Shawn C. Rathje
	Name:	Shawn C. Rathje
	Title:	Vice President, Chief Accounting Officer and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of Deloitte & Touche LLP dated April 24, 2014

5